                                                                     EXHIBIT (Q)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1997-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBK4
                      Class B Certificate CUSIP #25466KBL2

Trust Distribution Date: February 17, 1998  Due Period Ending:  January 31, 1998

Pursuant to the Series Supplement dated as of October 31, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     --------------------------------------------------------------------------
     Class Initial Investor Interest)
     --------------------------------

     Series  1997-4                                   Total         Interest          Principal
        Class A      33 days at 5.663750000%      $5.191770833    $5.191770833      $0.000000000

        Class B      33 days at 5.843750000%      $5.356770833    $5.356770833      $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

 (a) Aggregate Investor Interest                           $15,620,535,676.00
     Seller Interest                                        $4,385,046,491.29

     Total Master Trust                                    $20,005,582,167.29

 (b) Group One Investor Interest                           $13,070,535,676.00

 (c) Group Two Investor Interest                            $2,550,000,000.00

 (d) Series 1997-4 Investor Interest                          $789,474,000.00

 (e) Class A Investor Interest                                $750,000,000.00

     Class B Investor Interest                                 $39,474,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                           Finance Charge       Principal                   Yield
                                                            Collections        Collections               Collections

 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation.                       $235,447,913.11    $2,214,202,625.55               $0.00

     Seller:                                               $77,024,433.43     $724,354,276.33                $0.00

 (b) Group One Allocation                                 $197,013,814.50    $1,852,760,126.61               $0.00

 (c) Group Two Allocation                                  $38,434,098.61     $361,442,498.94                $0.00

 (d) Series 1997-4 Allocations                             $11,905,196.41     $111,959,017.96                $0.00

 (e) Class A Allocations                                   $11,311,498.95     $106,375,759.85                $0.00

     Class B Allocations                                      $593,697.46       $5,583,258.11                $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                         Deposits into the
                           SPFAs This             SPFA        Deposit Deficit    Investment
                           Due Period            Balance        Amount             Income
     Series 1997-4              $0.00             $0.00         0.00              $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                              Total Payments
                                   Amount Paid        Deficit Amount          Through This
                                  This Due Period     This Due Period           Due Period
     Series 1997-4                     $0.00               $0.00                  $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                           Deposits Into the
                                             SIFAs This
                                             DuePeriod                SIFA Balance
     Series 1997-4                            $4,105,281.30                $0.00

7.   Pool Factors
     ------------

                                                            This Due Period
     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                    Cumulative
                                                                   Investor Charged-Off
                                           This Due Period             Amount
 (a) Group One                               $84,424,267.33                $0.00

 (b) Group Two                               $16,469,761.90                $0.00

 (c) Series 1997-4                            $5,101,609.18                $0.00

 (d) Class A                                  $4,847,198.22                $0.00

     Class B                                    $254,410.96                $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                                 Per $1,000 of
                                                                Original Invested
                                                    Total          Principal
 (a) Group One                                        $0.00              $0.00

 (b) Group Two                                        $0.00              $0.00

 (c) Series 1997-4                                    $0.00              $0.00

 (d) Class A                                          $0.00              $0.00

     Class B                                          $0.00              $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------

                                                                    Per $1,000 of
                                                                   Original Invested
                                                     Total            Principal
 (a) Group One                                        $0.00              $0.00

 (b) Group Two                                        $0.00              $0.00

 (c) Series 1997-4                                    $0.00              $0.00

 (d) Class A                                          $0.00              $0.00

     Class B                                          $0.00              $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------

                                                                   Per $1,000 of
                                                                  Original Invested
                                                     Total           Principal
 (a) Group One                                        $0.00              $0.00

 (b) Group Two                                        $0.00              $0.00

 (c) Series 1997-4                                    $0.00              $0.00

 (d) Class A                                          $0.00              $0.00

     Class B                                          $0.00              $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

 (a) Group One                                               $21,784,226.11

 (b) Group Two                                                $4,250,000.00

 (c) Series 1997-4                                            $1,315,790.00

 (d) Class A                                                  $1,250,000.00

     Class B                                                     $65,790.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                               As a Percentage
                                                                 of Class A
                                                  Total        Invested Amount
     Series 1997-4 Class B                   $98,684,250.00        13.1579%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                              Shared Amount      Class B Amount
     Maximum Amount                                   $0.00       $59,210,550.00

     Available Amount                                 $0.00       $59,210,550.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                             $0.00                $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding   $20,329,420,411.31

                         Delinquent Amount       Percentage of Ending
     Payment Status      Ending Balance          Receivables Outstanding
     30-59 days            $594,039,469.04              2.92%

     60-179 days           $955,320,695.53              4.70%


                                U.S. BANK NATIONAL ASSOCIATION
                                as Trustee

                              BY:
                                  ----------------------------
                                       Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1997-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 31, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-4 Master Trust Certificates for the Distribution Date occurring on February 17, 1998:


1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                            $3,251,029,248.52

4.  The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                              $106,375,759.85

5.  The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                        $11,311,498.95

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                        $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                          $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                               $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                         $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                           $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                     $3,893,828.13

9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                               $5,583,258.11

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                          $593,697.46

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                       $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                         $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                               $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                         $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                           $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                       $211,453.17

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of February, 1998.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             -------------------------
                          Vice President, Director of Accounting,
                          and Treasurer